UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 3, 2005

Edentify, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-26909	98-0179013
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

74 West Broad St., Suite 350, Bethlehem, Pennsylvania		18018
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610.814.6830

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

In response to comments received in respect of our request for confidential treatment regarding certain information contained in the Scope of Work1 ("SOW1") with Seisint, Inc. originally filed as Exhibit 10.2 to form 8-K filed on October 7, 2005, we are amending our filing to disclose certain additional information and to include the version of the Agreement attached hereto as 10.2. The Agreement itself has not been amended.

Edentify was required to pay an implementation fee to Seisint in the amount of $1,000,000, with the first payment delivered on the effective date of the SOW, and the second payment delivered on or before 30 days after December 31, 2005. The Implementation Fee has been paid by us in full. In addition, for the ongoing Services provided to Edentify, including the maintenance of the Edentify Database Server and Assessment Server, Edentify is required to pay to Seisint Fees as follows:

For the calendar year, 2006, the annual license fee is $1,200,000. For the calendar year 2007, the annual license fee is $1,400,000. For the calendar year 2008, the annual license fee is $1,600,000. These payments shall be made in equal quarterly installments due on or before the last day of each quarter, beginning on March 31, 2006. If the SOW is extended, for each one (1)year renewal Term, the applicable Annual License Fee will be $200,000 more than the previous year's Annual License Fee.

During the term of the Agreement, Edentify is also required to pay to Seisint a percentage of the gross revenue received by Edentify in connection with sales of any and all Edentify Products as follows: (a) if annual gross revenues during the term of the Agreement and any renewal term of the Agreement are between $0 and $2,000,000, we are required to pay Seisint 20% of such revenues received only in any renewal term; (b) if annual gross revenues are between $2,000,001 and $3,500,000 during the year 2008 and any renewal term, we are required to pay Seisint 20% of such revenues received in those years; (c) if annual gross revenues during the years 2007, 2008 and any renewal term are between $3,500,001 and $20,000,000, we are required to pay Seisint 20% of all revenues received in those years; and (d) if annual gross revenues are $20,000,001 or greater during the years 2007, 2008 and any renewal term, we are required to pay Seisint 10% of such revenues for those years; otherwise no fee is due Seisint in respect of our sales.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edentify, Inc.

October 2, 2006	By:	Terrence DeFranco

Name: Terrence DeFranco
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.2	SOW1